Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

To the board of directors of Brera Holdings PLC

We hereby consent to the incorporation by reference in Brera Holdings PLC’s (the “Company”) Registration Statements on Form S-8 (File No. 333-269535) and Form F-3 (File No. 333-276870) of our report dated May 15, 2025, relating to the consolidated financial statements as of and for the year ended December 31, 2024, which appear in this Annual Report on Form 20-F.

/s/ Reliant CPA PC

Reliant CPA PC

Newport Beach, CA

May 15, 2025